As filed with the Securities and Exchange             Registration No. 33-
Commission on May 24, 1996                                                ------

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                                 EQUIFAX INC.
            (Exact name of registrant as specified in its charter)

           GEORGIA                                      58-04011110
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                         1600 Peachtree Street, N.W.
                            Atlanta, Georgia 30309
                   (Address of principal executive office)

                            ----------------------

                                 EQUIFAX INC.
                            EMPLOYEES THRIFT PLAN
                           (Full title of the plan)

                            ----------------------

                            THOMAS H. MAGIS, ESQ.
           Corporate Vice President, Secretary and General Counsel
                                 Equifax Inc.
                         1600 Peachtree Street, N.W.
                            Atlanta, Georgia 30309
                                 404/885-8000
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                With a copy to
                            James H. Landon, Esq.
                          Jones, Day, Reavis & Pogue
                          3500 One Peachtree Center,
                             303 Peachtree Street
                            Atlanta, Georgia 30308

                       CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                  Proposed maximum           Proposed maximum
Title of securities        Amount to be            offering price                aggregate                Amount of
 to be registered           registered              per share(1)             offering price(1)         registration fee
- -----------------------------------------------------------------------------------------------------------------------
Common Stock, $1.25          2,000,000               $25.75                     $51,500,000               $17,759
     par value                shares
=======================================================================================================================

         (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $25.75 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 23, 1996.
         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                EXPLANATORY NOTE

         In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of shares of the Common Stock of Equifax Inc. (the "Company") and plan interests under the Equifax Inc. Employees Thrift Plan (the "Plan").

                                  EQUIFAX INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM NO.

3. Incorporation of Documents by Reference.

   The Company hereby incorporates by reference into this Registration Statement the following documents:

   (a) (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended on Form 10- K/A filed April 4, 1996.

      (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

      (iii) The Plan's Annual Report on Form 11-K for the plan year ended December 31, 1994.

   (b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995.

   (c) The description of the Common Stock contained in the Company's Registration Statement on Form 10 dated December 31, 1964.

   All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

4. Description of Securities.

   Inapplicable.

5. Interests of Named Experts and Counsel.

   Inapplicable.

6. Indemnification of Directors and Officers.

   The Georgia Business Corporation Code permits, and the Company's Bylaws require, the Company to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (which could include actions, suits or proceedings under the Securities Act of 1933, as amended (the "Securities Act")), whether civil, criminal, administrative, or investigative (other than action brought by or on behalf of the Company) by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With regard to actions or suits by or in the right of the Company, indemnification is limited to reasonable expenses incurred in connection with the proceeding and generally is not available in connection with such a proceeding in which such person was adjudged liable to the Company.

   In addition, the Company carries insurance on behalf of directors and officers that may cover liabilities under the Securities Act.

7. Exemption from Registration Claimed.

   Inapplicable.

8. Exhibits.

  Exhibit
  Number    Description

   5 Opinion of General Counsel as to the legality of the securities being registered.

   15       Letter re:  Unaudited Interim Financial Information.

   23(a) Consent of General Counsel (included in the opinion filed as Exhibit 5 to the Registration Statement).

   23(b)    Consent of Arthur Andersen LLP.

   24       Power of Attorney (included as part of signature page).

   The Company has received a favorable determination letter from the Internal Revenue Service (the "IRS") with respect to the qualification of the Plan under section 401(a) of the Internal Revenue Code. In addition, there is currently pending with the IRS an application for a further favorable determination letter with respect to the continued qualification of the Plan as it was amended and restated effective as of January 1, 1989. The Company undertakes that the Plan as amended subsequent to the filing of the currently pending application will be submitted to the IRS in a timely manner and the Company will make changes required by the IRS.

9. Undertakings.

          (a) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (c)  The Company hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (c)(1)(i) and (c)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 24 day of May, 1996.

                                       EQUIFAX INC.



                                       By:  /s/ T. H. Magis
                                            -----------------------------------
                                            Thomas H. Magis
                                            Corporate Vice President, Secretary
                                            and General Counsel



          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below. Each person whose signature appears below constitutes and appoints D. W. McGlaughlin his true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Signature                                            Title                                          Date
   ---------                                            -----                                          ----
/s/ C. B. Rogers, Jr.                                  Chairman of the Board                      May 24, 1996
- -----------------------------------------------
C. B. Rogers, Jr.


/s/ D. W. McGlaughlin                                  President, Chief Executive                 May 24, 1996
- -----------------------------------------------        Officer and Director
D. W. McGlaughlin


/s/ Thomas F. Chapman                                  Executive Vice President and Director      May 24, 1996
- -----------------------------------------------
Thomas F. Chapman


/s/ Donald U. Hallman                                  Senior Vice President and Chief            May 24, 1996
- -----------------------------------------------        Financial Officer
Donald U. Hallman


/s/ P. J. Mazzilli                                     Corporate Vice President & Controller      May 24, 1996
- -----------------------------------------------        (Principal Accounting Officer)
P. J. Mazzilli

/s/ Derek V. Smith                                     Executive Vice President and Director           May 24, 1996
- -----------------------------------------------
Derek V. Smith


                                                       Director                                              , 1996
- -----------------------------------------------
Robert P. Forrestal


                                                       Director                                              , 1996
- -----------------------------------------------
Lee A. Ault, III


                                                       Director                                              , 1996
- -----------------------------------------------
Ron D. Barbaro


/s/ John L. Clendenin                                  Director                                        May 24, 1996
- -----------------------------------------------
John L. Clendenin


                                                       Director                                              , 1996
- -----------------------------------------------
A. W. Dahlberg


/s/ L. Phillip Humann                                  Director                                        May 24, 1996
- -----------------------------------------------
L. Phillip Humann


                                                       Director                                              , 1996
- -----------------------------------------------
Tinsley H. Irvin


                                                       Director                                              , 1996
- -----------------------------------------------
L.W. Sullivan, M.D.


/s/ Larry L. Prince                                    Director                                        May 24, 1996
- -----------------------------------------------
Larry L. Prince


/s/ D. Raymond Riddle                                  Director                                        May 24, 1996
- -----------------------------------------------
D. Raymond Riddle


                                                       Director                                              , 1996
- -----------------------------------------------
Betty L. Siegel, Ph.D.

   Pursuant to the requirements of the Securities Act of 1933, the Plan has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 24 day of May, 1996.


                                  EQUIFAX INC. EMPLOYEES THRIFT PLAN


                                  By: /s/ Donald E. McGuffey
                                      --------------------------------
                                       Donald E. McGuffey
                                       Plan Administrator

                                 EXHIBIT INDEX




Description                                                                 Page
- -----------                                                                 ----
   5             Opinion of General Counsel                                   8

   15            Letter re: Unaudited Interim Financial                       9
                 Information

   23(a)         Consent of General Counsel (contained in Exhibit 5)

   23(b)         Consent of Arthur Andersen LLP.                             10

   24            Power of Attorney (included as part of
                 signature page)